Exhibit 99.1

Bruker Updates FY 2021 Guidance and

Provides Medium Term Outlook at Virtual Investor Day

BILLERICA, Mass. – June 17, 2021 – At its 2021 Virtual Investor Day today, Bruker Corporation (Nasdaq: BRKR) will discuss the Company’s strategy and Project Accelerate 2.0 initiatives, including the Company’s potential high-growth opportunities in the areas of proteomics and spatial biology. Bruker will also update its fiscal year 2021 guidance and will discuss its medium term financial outlook through 2024.

Fiscal Year (FY 2021) Guidance Update

For fiscal year 2021, Bruker continues to project organic revenue growth in a range between 13% and 15% year-over-year, as previously disclosed. Other metrics of the Company’s guidance will be updated at the Investor Day, as described below.

For fiscal year 2021, in comparison to fiscal year 2020, Bruker now expects:

•	Revenue growth between 16% and 18% year-over-year

•	Foreign currency revenue tailwind of approximately 3% (unchanged)

•

Non-GAAP operating margin expansion of 230 to 270 basis points year-over-year. This compares to non-GAAP operating margin of 16.0% in FY 2020 and includes R&D investments of approximately 10% of revenue, as well as a foreign currency headwind of approximately 50 basis points.

•	Non-GAAP EPS of $1.84 to $1.89, representing an increase of 36% to 40% year-over-year

Bruker’s guidance for FY 2021 continues to be based on foreign exchange rates as of April 30, 2021.

Medium Term Financial Outlook Through FY 2024

Bruker will provide its medium term financial outlook, which includes the following financial goals for FY 2024:

•	Revenue between $2.7 billion and $3.0 billion, excluding acquisitions and currency effects

•	Non-GAAP operating margin between 20.7% and 21.5%

•	Non-GAAP EPS between $2.60 and $3.00

Bruker’s Virtual Investor Day will also provide a deeper look into the Company’s strategies and longer-term opportunities, including its high-growth opportunities in the areas of microbiology and molecular diagnostics, unbiased proteomics and multiomics, as well as spatial biology, single-cell omics and cellular analysis. The Company will also share insights into the scientific benefits of its GHz-class Nuclear Magnetic Resonance (NMR) technology, and management will discuss Operational Excellence as the second pillar of its strategy.

The Virtual Investor Day will be broadcast live from 10 am until 1 pm EDT. A link to the Investor Day is available in the Events & Presentations section of the Company’s Investor Relations website at https://ir.bruker.com. It can also be accessed at https://investorrelations.bruker.com/2021/begin. Registration is required to access the event. A replay will be posted on Bruker’s Investor Relations web site after the event.

For the Company’s guidance for FY 2021 and its outlook for FY 2024 non-GAAP operating margin and non-GAAP EPS, we are not able to provide without unreasonable effort the most directly comparable GAAP financial measures, or reconciliations to such GAAP financial measures on a forward-looking basis. Please see “Use of Non-GAAP Financial Measures” below for a description of items excluded from our expected non-GAAP operating margin and non-GAAP EPS.

About Bruker Corporation (Nasdaq: BRKR)

Bruker is enabling scientists to make breakthrough discoveries and develop new applications that improve the quality of human life. Bruker’s high performance scientific instruments and high value analytical and diagnostic solutions enable scientists to explore life and materials at molecular, cellular and microscopic levels. In close cooperation with our customers, Bruker is enabling innovation, improved productivity and customer success in life science molecular and cell biology research, in applied and pharma applications, in microscopy and nanoanalysis, as well as in industrial applications. Bruker offers differentiated, high-value life science and diagnostics systems and solutions in preclinical imaging, clinical phenomics research, proteomics and multiomics, spatial and single-cell biology, functional structural and condensate biology, as well as in clinical microbiology and molecular diagnostics. For more information, please visit: www.bruker.com.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (GAAP), we use the following non-GAAP financial measures: non-GAAP gross profit; non-GAAP gross profit margin; non-GAAP operating income; non-GAAP operating profit; non-GAAP operating margin; non-GAAP SG&A expense; non-GAAP profit before tax; non-GAAP tax rate; non-GAAP net income and non-GAAP diluted earnings per share. These non-GAAP measures exclude costs related to restructuring actions, acquisition and related integration expenses, amortization of acquired intangible assets and other non-operational costs.

We also may refer to organic revenue growth or decline and free cash flow, which are also non-GAAP financial measures. We define the term organic revenue as GAAP revenue excluding the effect of changes in foreign currency translation rates and the effect of acquisitions and divestitures, and believe it is a useful measure to evaluate our continuing business. We define free cash flow as net cash provided by operating activities less additions to property, plant, and equipment. We believe free cash flow is a useful measure to evaluate our business because it indicates the amount of cash generated after additions to property, plant, and equipment that is available for, among other things, acquisitions, investments in our business, repayment of debt and return of capital to shareholders.

The presentation of these non-GAAP financial measures is not intended to be a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP and may be different from non-GAAP financial measures used by other companies, and therefore, may not be comparable among companies. We believe these non-GAAP financial measures provide meaningful supplemental information regarding our performance. However, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included in the accompanying tables, and not to rely on any single financial measure to evaluate our business. Specifically, management believes that the non-GAAP measures mentioned above provide relevant and useful information which is widely used by analysts, investors and competitors in our industry, as well as by our management, in assessing both consolidated and business unit performance.

We use these non-GAAP financial measures to evaluate our period-over-period operating performance because our management believes this provides a more comparable measure of our continuing business by adjusting for certain items that are not reflective of the underlying performance of our business. These measures may also be useful to investors in evaluating the underlying operating performance of our business and forecasting future results. We regularly use these non-GAAP financial measures internally to understand, manage, and evaluate our business results and make operating decisions. We also measure our employees and compensate them, in part, based on certain non-GAAP measures and use this information for our planning and forecasting activities.

Additional information regarding our use of non-GAAP financial measures, including how we define and calculate such non-GAAP financial measures, is included on pages 43 to 44 under Part II, Item 7— Management’s Discussion and Analysis of Financial Condition and Results of Operations of our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 1, 2021.

With respect to our guidance for 2021 and our outlook for 2024 non-GAAP operating margin and non-GAAP EPS, we are not providing the most directly comparable GAAP financial measures or corresponding reconciliations to such GAAP financial measures on a forward-looking basis, because we are unable to predict with reasonable certainty certain items that may affect such measures calculated and presented in accordance with GAAP without unreasonable effort. Our expected non-GAAP operating margin and EPS ranges exclude primarily the future impact of restructuring actions, unusual gains and losses, acquisition-related expenses and purchase accounting fair value adjustments. These reconciling items are uncertain, depend on various factors outside our management’s control and could significantly impact, either individually or in the aggregate, our future period operating margins and EPS calculated and presented in accordance with GAAP.

Forward Looking Statements

Any statements contained in this press release which do not describe historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our guidance for Fiscal Year 2021 and outlook for Fiscal Year 2024. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those indicated, including, but not limited to, risks and uncertainties relating to the unknown nature of the Company’s Fiscal Year 2021 and Fiscal Year 2024 financial results, which are subject to completion of annual review procedures, risks related to the global economy and the COVID-19 pandemic, and other risk factors discussed from time to time in our filings with the Securities and Exchange Commission, or SEC. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2020, as may be updated by our quarterly reports on Form 10-Q. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by law.

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Contact:

Miroslava Minkova

Senior Director, Investor Relations & Corporate Development

Bruker Corporation

T: +1 (978) 663-3660, ext. 1479

E: Investor.Relations@bruker.com